Exhibit 4.1

EXECUTION VERSION

MATCH GROUP HOLDINGS II, LLC

and

U.S. Bank National Association, as Trustee

INDENTURE

Dated as of October 4, 2021

3.625% Senior Notes due 2031

Page

ARTICLE One

ARTICLE Two

i

(continued)

Page

ARTICLE Three

REDEMPTION		33

Section 3.01.	Election to Redeem; Notices to Trustee	33

Section 3.02.	Selection by Trustee of Notes To Be Redeemed	33

Section 3.03.	Notice of Redemption	33

Section 3.04.	Effect of Notice of Redemption	34

Section 3.05.	Deposit of Redemption Price	34

Section 3.06.	Notes Redeemed in Part	34

ARTICLE Four

ARTICLE Five

SUCCESSOR CORPORATION		39

Section 5.01.	Limitations on Mergers, Consolidations, etc.	39

Section 5.02.	Successor Person Substituted	40

(continued)

Page

ARTICLE Six

ARTICLE Seven

(continued)

Page

Section 7.08.	Replacement of Trustee	48

Section 7.09.	Successor Trustee by Consolidation, Merger, etc.	49

Section 7.10.	Eligibility; Disqualification	49

Section 7.11.	[Reserved]	49

Section 7.12.	Paying Agents	49

ARTICLE Eight

ARTICLE Nine

(continued)

Page

ARTICLE Ten

ARTICLE Eleven

v

(continued)

Page

Section 11.16.	Separability	62

Section 11.17.	USA Patriot Act	62

EXHIBITS

Exhibit A	Form of Note	A-1

Exhibit B	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S	B-1

INDENTURE, dated as of October 4, 2021, between MATCH GROUP HOLDINGS II, LLC., a Delaware limited liability company, as issuer (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION as trustee (the “Trustee”).

ARTICLE One

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                         Definitions.

“2027 Notes Indenture” means the Indenture dated December 4, 2017 between the Issuer and Computershare Trust Company, N.A., as trustee.

“2028 Notes Indenture” means the Indenture dated May 19, 2020 between the Issuer and Computershare Trust Company, N.A., as trustee.

“2029 Notes Indenture” means the Indenture dated February 15, 2019 between the Issuer and Computershare Trust Company, N.A., as trustee.

“2030 Notes Indenture” means the Indenture dated February 11, 2020 between the Issuer and Computershare Trust Company, N.A., as trustee.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary and (2) with respect to the Issuer or any Subsidiary, any Indebtedness of a Person (other than the Issuer or a Subsidiary) existing at the time such Person is merged with or into the Issuer or a Subsidiary, or Indebtedness expressly assumed by the Issuer or any Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Notes” means an unlimited principal amount of Notes having identical terms and conditions to the Notes issued pursuant to Article Two, except for issue date, issue price and first interest payment date.

“Adjusted Treasury Rate” means, as of the date of the relevant redemption notice, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the date of such redemption notice) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the date of such redemption notice to October 1, 2026; provided, however, that if the period from the date of such redemption notice to October 1, 2026 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Adjusted Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to October 1, 2026 is less than one year, the weekly average yield on actively traded United States Treasury Securities adjusted to a constant maturity of one year shall be used. Any such Adjusted Treasury Rate shall be determined, and the information required to be obtained for its calculation shall be obtained, by the Issuer.

“Affiliate” of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

“Affiliated Persons” means, with respect to any specified Person, (a) such specified Person’s parents, spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

“Agent” means any Registrar, Paying Agent or agent for service of notices and demands.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)       1.0% of the principal amount of such Note; and

(2)       the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at October 1, 2026 (such redemption price being set forth in paragraph 6 of the applicable Note), plus (ii) all required interest payments due on such Note through October 1, 2026 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“asset” means any asset or property.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” means the occurrence of both of the following: (i) at any time during the period beginning on the date of the first public notice of an arrangement that would result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control, the rating on the Notes by each Rating Agency is reduced below the applicable rating on the Notes by each such Rating Agency in effect immediately preceding the first public notice of the arrangement that would result in the Change of Control and (ii) the Notes are rated below an Investment Grade Rating by each of the Rating Agencies at any time during the period beginning on the date of the first public notice of an arrangement that would result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified pursuant to an Officer’s Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the city in which the Trustee’s Corporate Trust Office is located are authorized or required by law to close.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of December 31, 2018 shall be accounted for as an operating lease and not a Capitalized Lease Obligation for all purposes under this Indenture.

“Cash Equivalents” means:

(1)       marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(2)       certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof or any lender or any Affiliate of any lender party to the Credit Agreement;

(3)       commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

(4)       repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition with respect to securities issued or fully guaranteed or insured by the United States government;

(5)       securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(6)       securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

(7)       money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

(8)       money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(9)       in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Change of Control” means the occurrence of any of the following events:

(1)       the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, and either (a) such Person is a Disqualified Person or (b) on any day until the date that is six months after the date on which such sale, lease or transfer occurred, the Issuer is rated by one of Moody’s or S&P and the rating assigned by either of them is not an Investment Grade Rating;

(2)       the acquisition of beneficial ownership by any person or group (excluding any one or more Permitted Holders or group Controlled by any one or more Permitted Holders) of more than 35% of the aggregate voting power of all outstanding classes or series of the Issuer’s voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Issuer’s voting stock beneficially owned by the Permitted Holders collectively, and either (a) such person or group is a Disqualified Person or (b) on any day until the date that is six months after the date on which such person or group becomes such beneficial owner, the Issuer is rated by one of Moody’s or S&P and the rating assigned by either of them is not an Investment Grade Rating;

(3)       during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer’s Board of Directors then in office; or

(4)       the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the equityholders of the Issuer.

Notwithstanding the foregoing, a transaction in which the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual or a Permitted Holder) shall not constitute a Change of Control if the shareholders of the Issuer immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Issuer’s voting stock as such shareholders beneficially own immediately following the consummation of such transaction.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1)       Consolidated Net Income, plus

(2)       in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

(a)       Consolidated Income Tax Expense,

(b)       Consolidated Amortization Expense,

(c)       Consolidated Depreciation Expense,

(d)       Consolidated Interest Expense,

(e)       all non-cash compensation, as reported in the Issuer’s financial statements,

(f)       any non-cash charges or losses or realized losses related to the write-offs, write-downs or mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Subsidiary,

(g)       the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income, including any impairment (including any impairment of intangibles and goodwill) (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory), for such period, and

(h)       the amount of any restructuring charges or reserves, including any onetime costs incurred in connection with acquisitions or divestitures, minus

(3)       in each case only to the extent (and in the same proportion) included in determining Consolidated Net Income, any non-cash or realized gains related to mark-to-market adjustments or sales or exchanges of any investments in debt or equity securities by the Issuer or any Subsidiary, in each case determined on a consolidated basis in accordance with GAAP; provided that the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will be excluded from Consolidated Net Income.

For purposes of this definition, (i) whenever pro forma effect is to be given, the pro forma calculations shall be factually supportable, reasonably identifiable and made in good faith by a responsible financial or accounting Officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officer’s Certificate, to reflect cost savings, operating expense reductions, cost synergies related to acquisitions, dispositions and other specified transactions, restructurings, cost savings initiatives and other initiatives that have been taken or are expected to be taken (in the good faith determination of the Issuer) within 12 months from the applicable event to be given pro forma effect and (ii) notwithstanding any classification under GAAP of any person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the disposed Consolidated Cash Flow of such person or business shall not be excluded from Consolidated Cash Flow until such disposition is consummated.

“Consolidated Contingent Consideration Fair Value Remeasurement Adjustments” for any period means the contingent consideration fair value remeasurement adjustments, of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus consolidated interest income of the Issuer and its Subsidiaries, and including, without duplication,

(1)       imputed interest on Capitalized Lease Obligations,

(2)       commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)       the net costs associated with Hedging Obligations related to interest rates,

(4)       amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)       the interest portion of any deferred payment obligations,

(6)       all other non-cash interest expense,

(7)       capitalized interest,

(8)       all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Subsidiary or to the extent paid in Qualified Equity Interests),

(9)       all interest payable with respect to discontinued operations, and

(10)       all interest on any Indebtedness described in clause (6) or (7) of the definition of Indebtedness.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)       the net income (or loss) of any Person that is not a Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Subsidiary during such period;

(2)       gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(3)       gains and losses with respect to Hedging Obligations;

(4)       the cumulative effect of any change in accounting principles;

(5)       any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Subsidiary during such period;

(6)       Consolidated Contingent Consideration Fair Value Remeasurement Adjustments;

(7)       any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations; and

(8)       any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Subsidiary or (b) the sale of any financial or equity investment by the Issuer or any Subsidiary;

provided, further, that the effects of any adjustments in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and any other non-cash charges (other than the amortization of unfavorable operating leases) in the Issuer’s consolidated financial statements pursuant to GAAP in each case resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any such amounts shall be excluded when determining Consolidated Net Income.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto.

“Corporate Trust Office” means the corporate trust office of the Trustee located at 13737 Noel Road, 8th Floor, Dallas, Texas 75240, or such other office, designated by the Trustee by written notice to the Issuer, at which any particular time its corporate trust business shall be administered.

“Credit Agreement” means the Credit Agreement, dated October 7, 2015, by and among the Issuer, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and arrangers party thereto, as amended and restated as of November 16, 2015, as amended December 16, 2015, as amended December 8, 2016, as amended August 14, 2017, as amended December 7, 2018, as amended February 13, 2020, and as amended March 26, 2021, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as otherwise amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Credit Facilities” means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Note bearing, if required, the appropriate Restricted Notes Legend set forth in Section 2.16(d).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.08, and (2) the right to require the Issuer to redeem such Equity Interests does not become operative prior to the Issuer’s purchase of the Notes as required pursuant to the provisions of Section 4.08.

“Disqualified Person” means a Person whose senior debt does not have an Investment Grade Rating with either Moody’s or S&P on (a) the date on which (i) such Person becomes a beneficial owner of the Issuer or (ii) the sale, lease or transfer, in one or a series of transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole occurs, or (b) any day until the date that is 45 days after the date described in clause (a).

“Domestic Subsidiary” means any Subsidiary of the Issuer that is not a Foreign Subsidiary.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.

“Equity Offering” means a primary public or private offering of Equity Interests of the Issuer, other than (i) a public offering registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Issuer.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, as determined by the Issuer, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect subsidiary thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“IAC” means IAC/InterActiveCorp., a Delaware corporation, and its successors.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Subsidiary shall be deemed to have been incurred by such Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)       all liabilities, contingent or otherwise, of such Person for borrowed money;

(2)       all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)       all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)       all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except (i) trade payables and accrued expenses incurred by such Person in the ordinary course of business and (ii) amounts accrued associated with contingent consideration arrangements;

(5)       all Capitalized Lease Obligations of such Person;

(6)       all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7)       all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

(8)       all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Notes” means the 3.625% Senior Notes due 2031 issued on the Issue Date.

“Initial Purchasers” means (1) J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., SG Americas Securities, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc. PNC Capital Markets LLC and Morgan Stanley & Co. LLC and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Institutional Accredited Investor” or “IAI” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act, who is not also a QIB.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Payment Dates” means each April 1 and October 1, commencing on April 1, 2022.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) if by Moody’s and BBB- (or the equivalent) if by S&P.

“Issue Date” means October 4, 2021.

“Issuer” means the party named as such in the first paragraph of this Indenture until a Successor, as defined in Section 5.01 of this Indenture, replaces such party pursuant to Article Five and thereafter means the Successor.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means (x) any acquisition or investment, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise, by one or more of the Issuer and its Subsidiaries of or in any assets, business or Person, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (y) any redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock by one or more of the Issuer and its Subsidiaries requiring irrevocable notice in advance of such redemption, purchase, repurchase, defeasance, satisfaction and discharge or prepayment.

“Material Domestic Subsidiary” means any Wholly-Owned Subsidiary that is a Domestic Subsidiary of the Issuer, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements have been or are required to have been delivered, that has assets or revenues (including third party revenues but not including intercompany revenues) with a value in excess of 2.50% of the consolidated assets of the Issuer and its Wholly-Owned Subsidiaries that are Domestic Subsidiaries or 2.50% of the consolidated revenues of the Issuer and its Wholly-Owned Subsidiaries that are Domestic Subsidiaries; provided that in the event Wholly-Owned Subsidiaries that are Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Issuer and its Wholly-Owned Subsidiaries that are Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Wholly-Owned Subsidiaries that are Domestic Subsidiaries as of the end of and for the most recently completed fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Issuer (or, if the Issuer shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Issuer), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business. “Notes” means the Initial Notes and any Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum, dated as of September 22, 2021, relating to the offering of the Initial Notes.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by Section 11.05 and delivered to the Trustee. Such legal counsel may be an employee of or counsel to the Issuer.

“Permitted Holders” means any one or more of (a) IAC and its direct or indirect wholly-owned subsidiaries, (b) Barry Diller, (c) each of the Affiliated Persons of the Person referred to in clause (b), and (d) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b) or (c).

“Permitted Liens” means the following types of Liens:

(1)       Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or a Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)       statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)       pledges and deposits made in the ordinary course of business in compliance with workers’ compensation (or pursuant to letters of credit issued in connection with such workers’ compensation compliance), unemployment insurance and other social security laws or regulations or to secure the performance of statutory obligations, bids, leases, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)       Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, subleases, government contracts, performance and return-of-money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5)       Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6)       judgment Liens not giving rise to an Event of Default;

(7)       easements, zoning restrictions, rights-of-way, survey exceptions, minor encumbrances, reservation of licenses, electric lines, telegraph and telephone lines and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Subsidiary;

(8)       Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than Obligations in respect of Indebtedness) and trade-related letters of credit, in each case, outstanding on the Issue Date or issued thereafter in and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, banker’s acceptances or bank guarantees and the proceeds and products thereof;

(9)       Liens encumbering deposits made to secure obligations arising from common law, statutory, regulatory, contractual or warranty requirements of the Issuer or any Subsidiary, including rights of offset and setoff;

(10)       bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts, sweep accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(11)       leases, assignments, or subleases, licenses granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Subsidiary;

(12)       Liens arising from filing Uniform Commercial Code financing statements or equivalent statements regarding leases;

(13)       Liens securing Indebtedness of the Issuer and any Subsidiary under Credit Facilities (including the Credit Agreement) in an aggregate principal amount at any time outstanding not to exceed the sum of (x) $2.0 billion plus (y) any additional aggregate principal amount of Indebtedness that at the time of incurrence does not cause the Secured Leverage Ratio for the Issuer for the Test Period immediately preceding the date of incurrence after giving effect to such incurrence and the application of the proceeds therefrom to exceed 4.00 to 1.00;

(14)       Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Subsidiary not for the purpose of speculation;

(15)       Liens existing on the Issue Date;

(16)       Liens in favor of the Issuer or a Guarantor;

(17)       Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations incurred by the Issuer or any Subsidiary in an aggregate amount not to exceed at any time outstanding the greater of $75.0 million or 3.5% of Total Assets as of the time of incurrence;

(18)       Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than (a) the property encumbered at the time a Person becomes a Subsidiary, (b) after acquired property that is required to be pledged pursuant to the agreement granting such Lien as in effect on the date such Person becomes a Subsidiary and (c) proceeds and products thereof) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Subsidiary;

(19)       deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries, provided the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;

(20)       Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13) (solely with respect to clause (y) thereof), (15), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13) (solely with respect to clause (y) thereof), (15), (17) and (18), such Liens do not extend to any additional assets (other than (A) after-acquired property that is required to be pledged pursuant to the agreement granting the Lien securing the Indebtedness being refinanced as in effect on the date the Refinancing Indebtedness is incurred and (B) proceeds and products thereof);

(21)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens in the ordinary course of business in favor of issuers of performance and surety bonds or bid bonds or with respect to health, safety and environmental regulations (other than for borrowed money) or letters of credit or bank guarantees issued to support such bonds or requirements pursuant to the request of and for the account of such Person in the ordinary course of business;

(22)       Interests of vendors in inventory arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory;

(23)       Liens securing Indebtedness owed by (a) a Subsidiary to the Issuer or to any other Subsidiary that is a Guarantor or (b) the Issuer to a Guarantor;

(24)       [reserved];

(25)       Liens in respect of sale and leaseback transactions with respect to assets with a Fair Market Value in the aggregate of not more than the greater of $50.0 million or 2.5% of Total Assets, calculated after giving effect thereto on a pro forma basis for the then most recently ended Test Period;

(26)       Liens with respect to obligations that do not in the aggregate exceed the greater of $125.0 million or 5.0% of Total Assets as of the time of incurrence at any one time outstanding;

(27)       Liens securing obligations pursuant to cash management agreements and treasury transactions; and

(28)       Liens arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Issuer and its Subsidiaries in the ordinary course of trading and on the supplier’s standard or usual terms.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Agreement” means (1) with respect to the Initial Notes, the Purchase Agreement dated September 22, 2021, by and between the Issuer and J.P. Morgan Securities LLC, as representative of the Initial Purchasers and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement by and among the Issuer and the Persons purchasing such Additional Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (A) such Indebtedness is comprised of Capitalized Lease Obligations or (B)(1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of the Issuer) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of Article Three and paragraph 6 of the Notes.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)       the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)       the obligor of Refinancing Indebtedness with respect to any Refinanced Indebtedness of the Issuer or any Guarantor does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3)       if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)       the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being redeemed or refinanced or (b) after the final maturity date of the Notes; and

(5)       the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being redeemed or refinanced that is scheduled to mature on or prior to the final maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Notes” means all Notes offered and sold in an offshore transaction in reliance on Regulation S.

“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.

“S&P” means S&P Global Ratings and any successor to its rating agency business. “SEC” means the U.S. Securities and Exchange Commission.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (i) Indebtedness of the Issuer and its Subsidiaries secured by a Lien on any assets of the Issuer and its Subsidiaries as of the last day of the Test Period most recently ended on or prior to such date of determination (as set forth on the balance sheet and determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow for such Test Period, in each case with such pro forma adjustments to the amount of “Indebtedness” and “Consolidated Cash Flow” as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Cash Flow” below.

The Secured Leverage Ratio shall be calculated for any period after giving effect on a pro forma basis (as if they had occurred on the first day of the applicable Test Period) to:

(1)       the incurrence of any Indebtedness of the Issuer or any Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge of Indebtedness (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Test Period; and

(2)       any asset sale, asset acquisition or operational restructuring (each, a “pro forma event”) (including any cost savings, operating expense reductions, cost synergies, restructurings, cost savings initiatives and other initiatives relating to such pro forma event occurring within 12 months (or expected, in the good faith determination of the Issuer, to occur within 12 months) of such pro forma event and during such period or subsequent to such period and on or prior to the date of such calculation, in each case that are expected to have a continuing impact and are factually supportable, and which adjustments the Issuer determines are reasonable as set forth in an Officer’s Certificate; provided that the aggregate amount of all such cost savings and synergies shall in no event exceed 25% of Consolidated Cash Flow for such period calculated prior to giving effect to such pro forma adjustments) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such pro forma event occurred on the first day of the Test Period, provided that asset sales or asset acquisitions described in this clause (2) shall not be required to be given pro forma effect if (i) the Fair Market Value of the assets sold or acquired in such transaction does not exceed $2 million, (ii) such asset sales or asset acquisitions are in the ordinary course of business (each transaction under clause (i) or (ii), a “De minimis Transaction”) or (iii) such asset sales or asset acquisitions not constituting De minimis Transactions do not exceed an aggregate amount of $50.0 million in any Test Period.

In calculating Consolidated Interest Expense for purposes of the Secured Leverage Ratio with respect to any Indebtedness being given pro forma effect:

(1)       interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)       if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Test Period;

(3)       notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations;

(4)       interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the Test Period; and

(5)       interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting Officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

The Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of any revolving commitment or undrawn commitment under any Indebtedness as being incurred and outstanding at such time and for so long as such commitment remains outstanding (regardless of whether drawn), in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Subsidiary that, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Subsidiary that is expressly subordinated in right of payment to the Notes or any then-existing Note Guarantees.

“Subsidiary” means, with respect to any Person:

(1)       any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)       any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Test Period” means the four consecutive fiscal quarter period most recently ended for which financial statements are available.

“Total Assets” means, as of any date of determination, the total assets of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the most recent consolidated balance sheet of the Issuer as of such date (which calculation shall give pro forma effect to any acquisition or asset sale by the Issuer or any of its Subsidiaries, in each case involving the payment or receipt by the Issuer or any of its Subsidiaries of consideration (whether in the form of cash or non-cash consideration) in excess of $50.0 million that has occurred since the date of such consolidated balance sheet, as if such acquisition or asset sale had occurred on the last day of the fiscal period covered by such balance sheet).

“Transaction Date” means the date of the transaction giving rise to the need to calculate the Secured Leverage Ratio.

“Transfer Restricted Note” means any Note that bears or is required to bear a Restricted Notes Legend.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Subsidiaries and, solely for the purpose of the definition of “Material Domestic Subsidiary” excluding any Subsidiary whose sole assets are Equity Interests in one or more Subsidiaries that are not Wholly-Owned Subsidiaries.

Section 1.02.                         Other Definitions.

The definitions of the following terms may be found in the sections indicated

Term	Defined in Section
“Agent Members”	2.02(c)
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Covenant Defeasance”	9.03
“DTC”	2.16
“Event of Default”	6.01
“Fixed Amounts”	1.04
“Global Notes”	2.02(b)
“Global Notes Legend”	2.16(d)
“IAI Global Note”	2.02(b)
“IAI Notes”	2.02(b)
“Incurrence Based Amounts”	1.04
“LCT Election”	1.04
“LCT Test Date”	1.04

“Legal Defeasance”	9.02
“Note Guarantee”	10.01
“Paying Agent”	2.04
“Registrar”	2.04
“Regulation S Global Note”	2.02(b)
“Regulation S Notes Legend”	2.16(d)
“Restricted Notes Legend”	2.16(d)
“Reversion Date”	4.09
“Rule 144A Global Note”	2.02(b)
“Successor”	5.01
“Suspended Covenant”	4.09
“Suspension Event”	4.09
“Suspension Period”	4.09

Section 1.03.                         Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)       “or” is not exclusive;

(3)       words in the singular include the plural, and in the plural include the singular;

(4)       words used herein implying any gender shall apply to both genders;

(5)       “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

(6)       unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer; and

(7)       “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

Section 1.04.                         Financial Calculations for Limited Condition Transactions and Otherwise.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Issuer, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreement for such Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given. For the avoidance of doubt, if the Issuer has exercised its option under the immediately preceding sentence, and any Default or Event of Default, as applicable, occurs following the date the definitive agreement for the applicable Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted under this Indenture.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Indenture which requires the calculation of the Secured Leverage Ratio; or (ii) testing baskets set forth in this Indenture (including baskets measured as a percentage of Total Assets or Consolidated Cash Flow); in each case, at the option of the Issuer (the Issuer’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into or irrevocable notice of redemption, purchase, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds of such incurrence) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Issuer are available, the Issuer could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with. For the avoidance of doubt, if the Issuer has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in Consolidated Cash Flow or Total Assets of the Issuer or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such baskets, ratios or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Issuer has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or discharge of Indebtedness and the use of proceeds thereof) have been consummated.

Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any covenant in this Indenture that does not require compliance with a financial ratio or test (including the Secured Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision in such covenant that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) in such covenant shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in such covenant in connection with such incurrence, but full pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness) and all other permitted pro forma adjustments. For the avoidance of doubt, the Trustee shall have no duty to calculate, or verify the calculation, of any ratio, basket, amount or test in connection with a Limited Condition Transaction, Fixed Amounts, or Incurrence Based Amounts.

ARTICLE Two

THE NOTES

Section 2.01.                         Amount of Notes.

Upon receipt of a written order of the Issuer, the Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $500,000,000 and (ii) Additional Notes in an unlimited principal amount, upon a written order of the Issuer in the form of an Officer’s Certificate of the Issuer. The written order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder.

Upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer. Any Additional Notes shall be part of the same issue as the Notes being issued on the date hereof and shall vote on all matters as one class with the Notes being issued on the date hereof, including, without limitation, waivers, amendments, redemptions and offers to purchase. For the purposes of this Indenture, references to the Notes include Additional Notes, if any; provided, that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes (as reasonably determined by the Issuer), the Additional Notes will have a separate CUSIP number.

Section 2.02.                         Form and Dating; Book Entry Provisions.

(a)       The (i) Initial Notes and the Trustee’s certificate of authentication with respect thereto and (ii) any Additional Notes and the Trustee’s certificate of authentication with respect thereto, in each case, shall be substantially in the form set forth in Exhibit A hereto (other than, with respect to any Additional Notes, changes related to the issue date, issue price and first interest payment date of such Additional Notes), which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Each Note shall be dated the date of its authentication.

(b)       (i) The Initial Notes shall be offered and sold by the Issuer pursuant to the Purchase Agreement. The Notes shall be resold initially only (i) to persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (ii) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”); Notes resold to IAIs (the “IAI Notes”) shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “IAI Global Note”); and Notes initially resold pursuant to Regulation S shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.16(d) hereof, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.

(ii)       Beneficial interests in Regulation S Global Notes or IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note or IAI Global Note, as applicable, first delivers to the Trustee a written certificate (in the form of the Form of Exchange Certificate attached to Exhibit A hereto) to the effect that the beneficial interest in the Regulation S Global Note or IAI Global Note, as applicable, is being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iii)       Beneficial interests in Regulation S Global Notes and Rule 144A Global Notes may be exchanged for an interest in IAI Global Notes if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Note or Rule 144A Global Note, as applicable, first delivers to the Trustee a written certificate (in the form of the Form of Transfer Certificate attached to Exhibit A hereto) to the effect that (A) the Regulation S Global Note or Rule 144A Global Note, as applicable, is being transferred to an Institutional Accredited Investor acquiring the securities for its own account or for the account of such an Institutional Accredited Investor, in each case in a minimum principal amount of Notes of US$250,000 and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

(iv)       Beneficial interests in Rule 144A Global Notes and IAI Global Notes may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note only if the transferor first delivers to the Trustee a written certificate (in the form of Exhibit B) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S (if applicable).

(v)       The Rule 144A Global Notes, the IAI Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(c)       This Section 2.02(c) shall apply only to a Global Note deposited with or on behalf of the Depository.

(i)       The Issuer shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

(ii)       Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)       Except as provided in Section 2.16 or 2.17, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

(e)       The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.

(f)       The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Section 2.03.                         Execution and Authentication.

An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.

Section 2.04.                         Registrar and Paying Agent.

The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York or the city in which the Corporate Trust Office of the Trustee is located) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. If and for so long as the Trustee is not the Registrar, the Trustee shall have the right to inspect the register of the Notes during regular business hours. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. The Issuer or any Affiliate thereof may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Issuer or any Wholly-Owned Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent.

Section 2.05.                         Paying Agent to Hold Money in Trust.

On or prior to each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. If the Issuer or a Subsidiary of the Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06.                         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.07.                         Transfer and Exchange.

Subject to Sections 2.02(b), 2.16 and 2.17, when Notes are presented to the Registrar with a request from such Holder to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Registrar may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). Neither the Issuer nor the Registrar shall be required to exchange or register a transfer (a) of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed, (b) of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part, or (c) of any Note between a record date and the next succeeding Interest Payment Date.

Any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal, state or foreign securities law.

Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal, state or foreign securities laws.

Section 2.08.                         Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if such Holder furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing such Note (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

Section 2.09.                         Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receives proof satisfactory to it that the replaced Note is held by a protected purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the Paying Agent holds in trust, in its capacity as such, on any Redemption Date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10.                         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

Section 2.11.                         Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12.                         Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall cancel and destroy such Notes in accordance with its customary procedures. The Trustee shall upon the request of the Issuer deliver a certificate of such destruction to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation, other than in accordance with the express provisions of this Indenture.

Section 2.13.                         Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of such Notes on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuer shall promptly mail to each Holder of such Notes a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14.                         CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify, and in any event within 10 Business Days, the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.

Section 2.15.                         Deposit of Moneys.

Subject to the following paragraph, prior to 11:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Definitive Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable Interest Payment Date, the Issuer (through the Paying Agent) will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent for the Notes unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Section 2.16.                         Special Transfer Provisions.

(a)       Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(x)       to register the transfer of such Definitive Notes; or

(y)       to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(i)       shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)       if such Definitive Notes are required to bear a Restricted Notes Legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act (and the transferor certifies the same, in writing, to the Registrar), pursuant to Section 2.16(b) or pursuant to clause (A) or (B) below:

(A)       if such Definitive Notes are being transferred to the Issuer, such Definitive Notes are accompanied by a certification to that effect; or

(B)       if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: in each case, such Definitive Notes are accompanied by (i) a certification to that effect (in the form of the Form of Transfer Certificate attached to Exhibit A hereto) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Restricted Notes Legend set forth in Section 2.16(d)(i).

(b)       Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an IAI Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)       certification, in the form of the Form of Transfer Certificate attached to Exhibit A hereto, that such Definitive Note is either (A) being transferred to a person reasonably believed to be a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; and

(ii)       written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes, IAI Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note, IAI Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)       Transfer and Exchange of Global Notes.

(i)       The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)       If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)       Notwithstanding any other provisions of Article Two (other than the provisions set forth in Section 2.17), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)       In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.17, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.16 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(d)       Legend.

(i)       Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Global Notes Legend”):

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Except as permitted by paragraph (ii) and (iii) below or otherwise agreed by the Issuer and the applicable Holder, each Note certificate evidencing the Global Notes and Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form (the “Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND THERE IS NO INTENT TO REGISTER THE NOTE. THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS AND ONLY

(A)       TO THE ISSUER,

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)       TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)       IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E)       TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $250,000, OR

(F)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE IN THE FORM ATTACHED TO THIS NOTE MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form (the “Regulation S Notes Legend”):

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

(ii)       Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in a form of the Form of Transfer Certificate attached to Exhibit A hereto).

(iii)       After a transfer of any Initial Notes during the period of the effectiveness of a shelf registration statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend as set forth in this Section 2.16(d) on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(e)       Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)       No Obligation of the Trustee.

(i)       None of the Trustee, Registrar or Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)       Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.17.                         Definitive Notes.

(a)       A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.16 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Issuer within 90 days of such notice or cessation, as applicable, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depository identifies as being the beneficial owner of the related Notes, or (iii) an Event of Default has occurred and is continuing with respect to the Notes and the Depository notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

(b)       Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.17 shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.17 shall be executed, authenticated and delivered only in denominations of US$2,000 principal amount or any integral multiple of US$1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.16(d) hereof, bear the applicable Restricted Notes Legend set forth in Section 2.16(d) hereof.

(c)       Subject to the provisions of Section 2.17(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)       In the event of the occurrence of one of the events specified in Section 2.17(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that the Definitive Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Note, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Notes had been issued.

(e)       By its acceptance of any Note bearing any legend in Section 2.16(d), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.16(d) and agrees that it shall transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.02 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18.                         Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Initial Notes will bear interest from, and including, the Issue Date.

ARTICLE Three

REDEMPTION

Section 3.01.                         Election to Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 10 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03, except as provided in Section 3.04.

Section 3.02.                         Selection by Trustee of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time pursuant to a redemption made pursuant to paragraph 6 of such Notes, selection of the Notes for redemption shall be made on a pro rata basis (if the Notes are issued in physical form) or in accordance with the Depository’s applicable procedures (if the Notes are issued in global form) and in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made pursuant to paragraph 6 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository if the Notes are held in global form), unless that method is otherwise prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, provided such acquisition does not otherwise violate the other terms of this Indenture.

Section 3.03.                         Notice of Redemption.

At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, cause to be mailed, or delivered electronically if held by the Depository, notice of redemption to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed, or delivered electronically if held by the Depository, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture. If the Issuer mails such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:

(1)       the Redemption Date;

(2)       the redemption price and the amount of premium (or the manner of calculation the redemption price and/or premium) and accrued interest to be paid;

(3)       if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

(4)       the name and address of the Paying Agent;

(5)       that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)       that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)       that the Notes are being redeemed pursuant to paragraph 6 of the Notes;

(8)       the aggregate principal amount of Notes that are being redeemed; and

(9)       if the redemption is conditional, a description of the applicable conditions and the date by which such conditions are expected to be satisfied.

At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given (or such shorter period as the Trustee in its sole discretion may agree), the Trustee shall give the notice of redemption prepared by the Issuer, in the Issuer’s name and at the Issuer’s sole expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

Section 3.04.                         Effect of Notice of Redemption.

Except as provided below in the next paragraph, once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Any redemption or notice may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.05.                         Deposit of Redemption Price.

On or prior to 11:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation. Promptly after the calculation of the redemption price, the Issuer shall give the Trustee and any Paying Agent written notice thereof.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.                         Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.                       Mandatory Redemption.

Except as set forth in Section 4.08, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

ARTICLE Four

COVENANTS

Section 4.01.                         Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 11:00 a.m. New York City time on that date money designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.                         Reports to Holders.

(a)       Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and make available to the Trustee and Holders of the Notes, without cost to any Holder, within 15 days after it files (or is otherwise required to file) them with the SEC) from and after the Issue Date,

(1)       within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)       within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3)       promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4)       any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within l5 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

(b)       Notwithstanding the foregoing, such requirements shall be deemed satisfied for any particular period or report by posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer’s website and providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, with such financial information (including a “Management’s discussion and analysis of financial condition and results of operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.

(c)       In the event that: (1) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or (2) any direct or indirect parent of the Issuer is or becomes a Guarantor of the Notes, then in each case consolidated reporting at such parent entity’s level in a manner consistent with that described under the requirements set forth above under this Section 4.02 for the Issuer will satisfy such requirements, and the Issuer is permitted to satisfy its obligations under this Section 4.02 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that in the case of clause (2) above such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its subsidiaries other than the Issuer and its subsidiaries, on the one hand, and the information relating to the Issuer and its subsidiaries on a standalone basis, on the other hand.

(d)       In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)       Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.03.                         Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.                         Compliance Certificate; Notice of Default.

(a)       The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default occurred during such period (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto).

(b)       The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officer’s Certificate specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05.                         Limitations on Liens.

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Subsidiary) of the Issuer or any Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or Hedging Obligations unless:

(1)       in the case of Liens securing Indebtedness that is Subordinated Indebtedness, the Notes or the Note Guarantee of such Subsidiary, if any, are secured by a Lien on such assets that is senior in priority to such Liens; and

(2)       in all other cases, the Notes or the Note Guarantee of such Subsidiary, if any, are secured equally and ratably with or prior to such Liens;

provided that any Lien which is granted to secure the Notes or any Note Guarantee under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes or such Note Guarantee, as the case may be.

For the purposes of determining compliance with this Section 4.05, notwithstanding anything herein to the contrary, (i) in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens, the Issuer shall, in its sole discretion, classify such Lien and may divide, classify and later reclassify such Lien in more than one of the types of Permitted Liens (provided that at the time of reclassification it meets the criteria in such category or categories) and (ii) (a) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a percentage of Total Assets at the time of incurrence of such Indebtedness or other obligations, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Total Assets to be exceeded if calculated based on the Total Assets on the date of such refinancing, such percentage of Total Assets shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed the principal amount of such Indebtedness or other obligation being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing and (b) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing.

Section 4.06.                         Future Note Guarantees.

If, after the Issue Date, (a) any Subsidiary (including any newly formed or newly acquired Subsidiary) guarantees any Indebtedness outstanding under the 2027 Notes Indenture, the 2028 Notes Indenture, the 2029 Notes Indenture or the 2030 Notes Indenture or (b) the Issuer otherwise elects to have any Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Subsidiary to:

(1)       execute and deliver to the Trustee (a) a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)       deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Subsidiary and (b) constitutes a valid and legally binding obligation of such Subsidiary in accordance with its terms (subject to customary qualifications).

Section 4.07.                         Existence.

The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.01, and the Issuer shall not be required to preserve any such right, franchise, permit, license or legal existence if the Issuer shall determine in good faith the preservation thereof is no longer desirable in the conduct of the business of the Issuer.

Section 4.08.                         Change of Control Offer.

If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes, the Issuer will be required to make an offer to purchase all or, at the Holder’s option, any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer.

In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes purchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes as described above, the Issuer shall mail, or deliver electronically if held by the Depository, a notice to Holders of Notes, with a copy to the Trustee for the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to purchase the Notes (a “Change of Control Offer”) on the date specified in the notice, which date will be no earlier than 10 and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(1)       accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)       deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)       deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will be required to promptly mail or transfer by wire, to each Holder who properly tendered Notes or portions thereof, the purchase price for such Notes or portion thereof, and the Trustee shall be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes or portions thereof properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and be conditional upon such Change of Control Triggering Event, if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer.

The Issuer shall comply with the requirements of applicable securities laws and regulations in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions under this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations.

Section 4.09.                         Suspension Event.

If on any date following the Issue Date (i) the Notes have an Investment Grade Rating from both Moody’s and S&P, and the Issuer has delivered written notice of such Investment Grade Rating to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture (a “Suspension Event”), then, beginning on that day and continuing at all times thereafter except as provided in the next succeeding paragraph, Section 4.06 (the “Suspended Covenant”) shall no longer be applicable to the Notes.

In the event that the Issuer and the Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating then the Issuer and the Subsidiaries will thereafter again be subject to the Suspended Covenant under this Indenture with respect to future events. The Issuer will give the Trustee prompt written notice of a Reversion Date. In the absence of such notice, the Trustee shall be entitled to assume that no Suspension Event or Reversion Date has occurred.

The period of time between the Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenant may be reinstated, no Default will occur or be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenant during the Suspension Period or the continued existence of circumstances or obligations that occurred without complying with the Suspended Covenant during the Suspension Period.

ARTICLE Five

SUCCESSOR CORPORATION

Section 5.01.                         Limitations on Mergers, Consolidations, etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of the assets of the Issuer or the Issuer and the Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1)       either:

(a)       the Issuer will be the surviving or continuing Person; or

(b)       the Person formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture;

(2)       immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(3)       each Guarantor, unless it is the other party to such transactions, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have, by supplemental indenture, confirmed that its Note Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(4)       the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of this Indenture.

Except as provided in Section 10.04, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1)       either:

(a)       such Guarantor shall be the surviving or continuing Person; or

(b)       the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture;

(2)       immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(3)       the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this covenant and the applicable provisions of this Indenture.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Notwithstanding the foregoing, any Subsidiary may consolidate with, merge with or into or sell, convey, transfer, lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Subsidiary; provided if such Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

Section 5.02.                         Successor Person Substituted.

Upon any consolidation or merger of the Issuer or a Guarantor or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Section 5.01, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named herein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, shall be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

ARTICLE Six

DEFAULTS AND REMEDIES

Section 6.01.                         Events of Default.

Each of the following shall be an “Event of Default”:

(1)       failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)       failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)       failure by the Issuer to comply (a) for 30 days after notice with Section 5.01 or (b) for 45 days after notice in respect of its obligations to make a Change of Control Offer;

(4)       failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice;

(5)       default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Significant Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)       is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof, or

(b)       results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a) or (b) has occurred and is continuing, aggregates $75.0 million or more (and provided that, for purposes of this clause (5) only, “Indebtedness” shall include any Hedging Obligations with the “principal amount” of any Hedging Obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

(6)       one or more judgments or orders that exceed $75.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Significant Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)       the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)       commences a voluntary case,

(b)       consents to the entry of an order for relief against it in an involuntary case,

(c)       consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)       makes a general assignment for the benefit of its creditors;

(8)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)       is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)       appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)       orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9)       any Note Guarantee of a Material Domestic Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability in writing under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

However, a default under clauses (3) and (4) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the applicable time specified in clauses (3) and (4) after receipt of such notice.

Section 6.02.                         Acceleration.

If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer or any Significant Subsidiary), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture.

The Trustee shall, within ninety (90) days after the occurrence of any Default (which the Trustee is deemed to have knowledge of pursuant to this Indenture) with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03.                 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

Section 6.04.                 Waiver of Past Defaults and Events of Default.

Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 6.05.                 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.                 Limitation on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(1)       has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)       has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)       has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

Section 6.07.                 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 6.08.                 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.09.                 Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.

Section 6.10.                 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.11.                 Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.07, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection in accordance with Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.12.                 Undertaking for Costs.

In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE Seven

TRUSTEE

Section 7.01.                 Duties of Trustee.

(a)       If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs.

(b)       Except during the continuance of an Event of Default:

(1)       the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)       The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)       this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)       the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof; and

(4)       no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d)       Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)       The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

(f)       The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

(g)       Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02.                 Rights of Trustee.

Subject to Section 7.01:

(1)       The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)       Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)       The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(4)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(5)       The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)       The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to clause (1) or (2) of Section 6.01 or (ii) any Event of Default of which a Responsible Officer of the Trustee shall have received written notification provided, the notice references this Indenture and the specific Event of Default. In the absence of such notice, the Trustee may conclusively assume there is no Default except as aforesaid.

(7)       The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

(8)       The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the investigation.

(9)       The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(10)       The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.

(11)       The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; provided that (i) only the Trustee, and no other agent, custodian or other Person, shall be subject to the prudent person standard in an Event of Default; and (ii) any agent, custodian or other Person shall only be liable to the extent of its gross negligence or willful misconduct.

(12)       Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as which the Trustee is entitled to rely exclusively on the Officer’s Certificate).

(13)       In no event shall the Trustee be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

(14)       The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.

Section 7.03.                 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10.

Section 7.04.                 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any statement in the Notes, Note Guarantee, this Indenture or any other document in connection with the sale of the Notes other than its certificate of authentication.

Section 7.05.                 Notice of Defaults.

The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes (which the Trustee is deemed to have knowledge of pursuant to this Indenture), give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is not opposed to the interest of the Holders.

Section 7.06.                 [Reserved].

Section 7.07.                 Compensation and Indemnity.

The Issuer and the Guarantors jointly and severally shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed to from time to time by the Trustee and the Issuer. The Issuer and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors jointly and severally shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties, or otherwise arising, under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether brought by the Issuer, Guarantors, Holders or otherwise) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs and the costs and expenses of enforcing the terms of this Indenture, including, without limitation, the indemnity obligations herein). The Trustee or Agent shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.

Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence, bad faith or willful misconduct. To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 6.01 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

Section 7.08.                 Replacement of Trustee.

The Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

(1)       the Trustee fails to comply with Section 7.10;

(2)       the Trustee is adjudged a bankrupt or an insolvent;

(3)       a receiver or other public officer takes charge of the Trustee or its property; or

(4)       the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.                 Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

Section 7.10.                 Eligibility; Disqualification.

The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition.

Section 7.11.                 [Reserved]

Section 7.12.                 Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A)       that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

(B)       that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C)       that it shall give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE Eight

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.                 Without Consent of Holders.

The Issuer and the Trustee may amend, waive or supplement this Indenture, the Note Guarantees or the Notes without prior notice to or consent of any Holder:

(1)       to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in accordance with Section 5.01;

(2)       to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)       to cure any ambiguity, defect or inconsistency;

(4)       to add any guarantees with respect to the Notes, including the Note Guarantees;

(5)       to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

(6)       to comply with any requirement of the SEC in connection with any required qualification of this Indenture under the TIA;

(7)       to secure the Notes;

(8)       to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(9)       to add to the covenants of the Issuer or a Subsidiary for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or a Subsidiary;

(10)       to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

(11)       to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” in the Offering Memorandum to the extent that such provision in the “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees; or

(12)       to make any change that does not materially adversely affect the rights of any Holder hereunder.

The Trustee is hereby authorized to join with the Issuer in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.                 With Consent of Holders.

This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes, except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1)       reduce, or change the maturity of, the principal of any Note;

(2)       reduce the rate of or extend the time for payment of interest on any Note;

(3)       reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described in Section 4.08, except that if a Change of Control Triggering Event has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control Triggering Event shall be made without the consent of each Holder of the Notes affected);

(4)       make any Note payable in money or currency other than that stated in the Notes;

(5)       modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)       reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(7)       waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(8)       impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes; or

(9)       release any Guarantor that is a Material Domestic Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture, or amend the definition of Material Domestic Subsidiary in a manner adverse to Holders.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not in any way impair or affect the validity of the amendment, supplement or waiver.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Trustee may, but shall not be obligated, to enter into any amendment that affects its rights or duties.

Section 8.03.                 [Reserved].

Section 8.04.                 Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 8.05.                 Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.                 Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying conclusively upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been complied with.

ARTICLE Nine

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.                 Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes, except the obligations referred to in the last paragraph of this Section 9.01, if

(1)       all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)       (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) shall become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 6 of the Notes, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)       the Issuer has paid all other sums payable by it under this Indenture, and

(c)       the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s obligations terminated pursuant to this Section 9.01.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Section 2.07 shall survive until all Notes have been cancelled and the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.

Section 9.02.                 Legal Defeasance.

The Issuer may at its option and at any time, pursuant to a Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Note Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees with respect thereto and to have satisfied all its other obligations under such Notes, such Note Guarantees and this Indenture, and this Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, (b) the Issuer’s obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.11, (c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligation in connection therewith, and (d) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to such Notes.

Section 9.03.                 Covenant Defeasance.

The Issuer may at its option and at any time, pursuant to a Board Resolution, elect that (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02, 4.05 and 4.06, 4.08 and (y) clauses (4), (5), (6) and (9) of Section 6.01 shall no longer apply with respect to the Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, and thereafter any omission to comply with such obligations shall not constitute a Default, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04.                 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)       the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,

(2)       in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(a)       the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)       since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)       in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the beneficial owners of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)       no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(5)       the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of such Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(6)       the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (4) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the obligations of the Guarantors under this Indenture shall be revived and no such defeasance shall be deemed to have occurred.

Section 9.05.                 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.                 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations terminated pursuant to Section 9.01, 9.02 or 9.03, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07.                 Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.                 Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE Ten

GUARANTEE OF NOTES

Section 10.01.                 Guarantee.

Subject to the provisions of this Article Ten, each Person that becomes a Guarantor in accordance with Section 4.06, by execution of a supplemental indenture to this Indenture in form and substance satisfactory to the Trustee , jointly and severally, unconditionally guarantees (each, a “Note Guarantee” and collectively, the “Note Guarantees”) to each Holder and the Trustee (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of a supplemental indenture to this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor, by execution of a supplemental indenture to this Indenture, waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby (except as expressly required hereunder, including pursuant to Article Six hereof) and all demands whatsoever, and covenants that this Note Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor, by execution of a supplemental indenture to this Indenture, agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed pursuant to such supplemental indenture may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by execution of such supplemental indenture, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee.

Section 10.02.                 Execution and Delivery of Guarantee.

If an officer of a Guarantor whose signature is on a supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee on behalf of the Guarantor.

Section 10.03.                 Limitation of Guarantee.

The obligations of each Guarantor under its Note Guarantee are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Note Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Section 10.04.                Release of Guarantor.

A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under this Indenture:

(1)       in the event of dissolution of such Guarantor;

(2)       if such Guarantor ceases to be a Subsidiary, in accordance with the provisions of this Indenture, when it first ceases to be a Subsidiary;

(3)       upon the release, discharge or reclassification of any Indebtedness or any other guarantee by such Guarantor which gave rise to the requirement of such Guarantor to guarantee the Notes except, with respect to a guarantee, a discharge or release by or as a result of payment under such other guarantee; or

(4)       upon the exercise of the legal defeasance option or covenant defeasance option pursuant to Sections 9.02 or 9.03 hereof, as applicable, or if the obligations under this Indenture are discharged in accordance with the terms hereof, and in each such case, the Issuer has delivered to the Trustee an Officer’s Certificate or an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Note Guarantee endorsed on the Notes and under this Article Ten.

Section 10.05.                 Waiver of Subrogation.

Until the Notes have been paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

ARTICLE Eleven

MISCELLANEOUS

Section 11.01.                 Trust Indenture Act.

The provisions of the TIA do not apply to this Indenture or the Notes.

Section 11.02.                 Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, sent electronically, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or any Guarantor:

MATCH GROUP HOLDINGS II, LLC
8750 North Central Expressway, Suite 1400
Dallas, Texas 75231
Attention: Chief Financial Officer

with copies to:

MATCH GROUP HOLDINGS II, LLC
8750 North Central Expressway, Suite 1400
Dallas, Texas 75231
Attention: General Counsel

If to the Trustee:

U.S. BANK NATIONAL ASSOCIATION

13737 Noel Road, 8th Floor

Dallas, Texas 75240

Attention: Corporate Trust/M.Herberger

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. The Issuer and the Guarantors assume all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

Section 11.03.                 Communications by Holders with Other Holders.

Holders may communicate in the manner contemplated by the provisions of TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes). The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protections contemplated by the provisions of TIA § 312(c) as if such provisions applied to this Indenture (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes).

Section 11.04.                 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action or refrain from taking any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

(1)       an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)       an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05.                 Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than the Officer’s Certificate required by Sections 3.01 or 4.04) shall comply with any requirements set forth in this Indenture and shall include:

(1)       a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of such Person, it or he or she has made such examination or investigation as is necessary to enable it or him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have customary qualifications for opinions of the type required.

Section 11.06.                 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07.                 Business Days.

If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

Section 11.08.                 Governing Law.

This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.09.                 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10.                 Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or transfer agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or similar public health emergencies, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 11.11.                 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.12.                 No Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied there from, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 11.13.                 Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.14.                 Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that the Trustee’s certificate of authentication on any Note shall be manually signed. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 11.15.                 Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16.                 Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.17.                 USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

MATCH GROUP HOLDINGS II, LLC

By:	/s/ Kimbre Neidhart
	Name:	Kimbre Neidhart
	Title:	Vice President and Treasurer

[Indenture]

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Michael K. Herberger
	Name:	Michael K. Herberger
	Title:	Vice President

[Indenture]

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THERE IS NO INTENT TO REGISTER THE NOTE. THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS AND ONLY

(A)       TO THE ISSUER,

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)       TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)       IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(E)       TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS

PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF NOTES OF $250,000, OR

(F)       PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE IN THE FORM ATTACHED TO THIS NOTE MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[Regulation S Notes Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE AND FOREIGN SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

FORM OF NOTE

CUSIP [           ]1

   ISIN [           ]2

MATCH GROUP HOLDINGS II, LLC

No.	$

3.625% SENIOR NOTE DUE 2031

MATCH GROUP HOLDINGS II, LLC, a Delaware limited liability company (the “Issuer”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of [ ] dollars on October 1, 2031.

Interest Payment Dates: April 1 and October 1.

Record Dates: March 15 and September 15.

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

[1]	Rule 144A Note:	57667J AA0
	Regulation S Note:	U57634 AA2
	IAI Note:	57667J AB8

[2]	Rule 144A Note:	US57667JAA07
	Regulation S Note:	USU57634AA21
	IAI Note:	US57667JAB89

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

MATCH GROUP HOLDINGS II, LLC

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 3.625% Senior Notes due 2031 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE OF INITIAL NOTE]

MATCH GROUP HOLDINGS II, LLC

3.625% SENIOR NOTE DUE 2031

1.       Interest.

MATCH GROUP HOLDINGS II, LLC, a Delaware limited liability company (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 3.625% per annum. Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including October 4, 2021 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 1 and October 1 commencing on April 1, 2022. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 3.625% per annum.

2.       Method of Payment. The Issuer shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer (through the Paying Agent) shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If the Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the payment date, the Issuer (through the Paying Agent) shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on this Note shall be made at the office or agency of the Paying Agent unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.       Paying Agent and Registrar. Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as a Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.

4.       Indenture. The Issuer issued the Notes under an Indenture dated as of October 4, 2021 (the “Indenture”) between the Issuer and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The Notes include (i) $500,000,000 aggregate principal amount of the Issuer’s 3.625% Senior Notes due 2031 (the “Initial Notes”) and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to October 4, 2021 (the “Additional Notes”). The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture. The terms of the Notes include those set forth in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.       Mandatory Redemption. Except as set forth in paragraph 8 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

6.       Optional Redemption. Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.

(i)       At any time prior to October 1, 2026, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(ii)       On and after October 1, 2026, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2026	101.813%
2027	101.208%
2028	100.604%
2029 and thereafter	100.000%

(iii)       In addition, until October 1, 2024, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes at a redemption price equal to 103.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of (x) Notes originally issued under the Indenture and (y) any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

7.       Notice of Redemption. Notice of redemption shall be mailed, or delivered electronically if held by DTC, at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed, or delivered electronically if held by DTC, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8.       Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.       Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption for a period of 15 days before a mailing or electronic delivery of notice of redemption.

10.       Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11.       Unclaimed Money. Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee shall pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.

12.       Amendment, Supplement, Waiver, etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, complying with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act, and making any change that does not materially adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.       Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Issuer or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Issuer or any Significant Subsidiary), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

14.       Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee.

15.       Discharge. Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations pursuant to the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

16.       Guarantees. The Note shall be entitled to the benefits of Note Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, if any, the Trustee and the Holders, and for events causing release of the Guarantors, if any, from the Note Guarantees, if any.

17.       Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

18.       Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

19.       Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.       CUSIP/ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MATCH GROUP HOLDINGS II, LLC
8750 North Central Expressway, Suite 1400
Dallas, Texas 75231

Attention: General Counsel

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name
appears on the other side of
this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	□ to the Issuer; or

(2)	□ pursuant to an effective registration statement under the Securities Act; or

(3)	□ inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	□ in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

(5)	□ to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a “qualified institutional buyer” and that is purchasing for its own account or for the account of such an institutional “accredited investor” at least US$250,000 principal amount of the Notes and in accordance with all applicable securities laws of the States of the United States and other jurisdictions; or

(6)	□ pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirement of the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

FORM OF EXCHANGE CERTIFICATE

Match Group Holdings II, LLC
8750 North Central Expressway, Suite 1400
Dallas, Texas 75231

U.S. Bank National Association

13737 Noel Road, 8th Floor

Dallas, Texas 75240

Re: 3.625% Senior Notes due 2031

Reference is hereby made to the Indenture, dated as of October 4, 2021 (the “Indenture”), between MATCH GROUP HOLDINGS II, LLC, a Delaware limited liability company, as issuer and U.S. BANK NATIONAL ASSOCIATION, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s [CHECK ONE] [ ] Regulation S Global Note [ ] IAI Global Note for a beneficial interest in the Rule 144A Global Note, with an equal principal amount, the Note[s] or interest in such Note[s] specified herein [is][are] being transferred to a Person (A) who the transferor reasonably believes to be a QIB, (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (C) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                           .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the appropriate box:

□             Section 4.08

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$
($2,000 or any integral multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS PURSUANT TO REGULATION S

[Date]

Attention:

Re:	Match Group Holdings II, LLC 3.625% Senior Notes due 2031 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed sale of $              aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)       the offer of the Securities was not made to a person in the United States;

(2)       either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       we have advised the transferee of the transfer restrictions applicable to the Securities.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-1